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                                          EXHIBIT 23.2

                      Consent of Rosenman & Colin LLP

We hereby consent to the reference to us in the Prospectus constituting part of this Registration Statement on Form S-1 (Nos. 333-_______) under the headings "Federal Income Tax Consequences," "Legal Matters" and
"Experts".

/s/ Rosenman & Colin LLP
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Rosenman & Colin LLP

New York, New York
July 15, 1999